Exhibit 10.11
Loan Agreement

The Borrower: Jinzhou Halla Electrical Equipment Co., Ltd.
The Lender: China Construction Bank (Jinzhou Linghe Branch)
October 18, 2005

1.  The Loan

1.1 The amount of the loan: RMB20,000,000

2.  Borrower can only use the loan for purpose of business operation. Any other use must be approved by the Lender.

3.  The term of the loan: 1 year, commencing from October 18th , 2005 to October 17th , 2006 (the “Maturity Date”).

4.  Interest Rate and Calculation of the Interest Rate

4.1 Interest rate

i.  The interest rate of this loan in this contract is 7.254%. The accruals of interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed..

4.2 Increase of Interest Rate

i.  If Borrower uses the loan for other purposes not set forth in this agreement, the interest rate shall be increased to 14.508% per annum.

ii.  If Borrow defaults in payment when due, the interest rate shall be increased to 10.881% per annum.

4.3 Interest shall accrue on the unpaid principal amount of each loan from the date such loan is made until the maturity thereof at a rate per month equal to the interest rate defined in this agreement.

4.4 Daily interest rate = monthly interest rate/30 = annual interest rate/360

4.5 Interest Payment

i.  Interest accrued shall be paid by Borrower monthly on the 20th day of each month.

5.  Borrowing Procedure

5.1 Borrower must meet the following prerequisite conditions before withdrawing funding from the loan

i.	Borrower has furnished required documentation

ii.	The borrowing is consistent with applicable laws.

5.2 Borrower can request the loan by giving notice to Lender 3 days before the date of borrowing.

6.  Manner of Payment

6.1 Manner of Payment

                                                                                                               i.     If Borrower defaults in the payment for either principal balance or interest when due, or Borrower ceases its business operation before the payment becomes due, or certain circumstances occur as defined by applicable law, anypayment made by Borrower shall first be applied to the amount of the outstanding principal balance and second to unpaid interest.

                                                                                                              ii.  Except for the circumstances defined in the proceeding paragraph, any payment made by Borrower shall first be applied to the amount of unpaid interest and second to the outstanding principal balance.

6.2 Borrower shall make the payment in a timely manner.

6.3 The whole amount of RMB20,000,000 shall become due on October 17, 2006.

6.4 Each payment require to be made by the Borrower hereunder shall be made by wire transfer or immediately available funds. If Borrower defaults in any payment when due, Lender can withdraw funding from any of Borrower’s China Construction Bank accounts to satisfy Borrower’s payment when due pursuant to this agreement.

6.5 Prepayment

i.  Prepayment for the unpaid interest shall be make after giving written notice to Lender.

ii.  Prepayment for the outstanding principal balance shall be made known to Lender by written application 30 business days before the date of the prepayment, subject to Lender’s approval. All interest accrued shall be calculated on the basis of actual number of days elapsed.
          Borrower agrees to pay Lender a fee upon Borrower’s prepayment, in any amount defined by the following formula: amount of fee =
          amount of prepayment * 0.1% * number of days before the payment due

7.  The loan is guaranteed.

8.  The rights and obligations of Borrower

8.1 Borrower can request the disbursement of the loan pursuant to this agreement.

i.	Borrower can extend the term of the loan pursuant to this agreement.

ii.  Borrower can request Lender to keep confidentialany information regarding its financial conditions and business operation.

8.2 The obligations of Borrower:

iii.  Provide to the Lender, as soon as possible within 10 days after the end of each fiscal quarter of Borrower, certain balance sheet and statement of income.

iv.  Disclose information regarding financial conditions and use of the loan upon request of Lender.

v.	Inform Lender of any material change of the company.

vi.  Lender can terminate the agreement in event of disposition of Borrower’s properties by Borrower at anunreasonably inadequate price.

vii.  Borrower must obtain Lender’s written consent before it acts as guarantor for other third parties’ debt or obligations.

viii.     Borrower cannot partially or fully delegate its obligations under this agreement without Lender’s consent.

ix.  Borrower shall pay off its debts according to their legal priorities. Borrower cannot entered into any contract that renders this loan subordinated.

9.  Lender’s rights and obligations

9.1 Lender’s right

                                                            i.  Lender can require disclosure of Borrower’s financial status.

ii.
In the event of breaches of this agreement by Borrower, Lender can declare the entire outstanding principal balance of the loan, together with all accrued but unpaid interest immediate due and payable, or stop disbursement of the loan.

9.2 Lender’s obligations

i.	Lender shall disburse the loan in a timely manner

                                                            ii. Lender shall keep any information regarding Borrower that is derived from the loan transaction confidential.

10.  Remedies for Breaches of the Agreement

10.1 Breaches of the Agreement on the part of Borrower occurs upon the occurrence of any of the following:

i.	Misrepresentation of material information regarding Borrower’s financial status.

ii.	Use of the loan for purpose not set forth in this agreement

iii.	Default in payment when it is due

iv.	Unreasonable disposition of Borrower’s properties by Borrower

v.	Material adverse changes occurred during the term of the loan

vi.	Use of the loan in engaging securities transactions

                                                         vii.  Change of Borrower’s structure that substantially adversely affects its capacity to make timely payments when due.

10.2 Any occurrence of the following situations, without new guarantee agreement approved by Lender constitutes breaches of this agreement:

i.	Guarantor has material adverse change in its financial status

                                                           ii.  Guarantor provides guaranty to any other third parties which substantially adversely affects its capability of performance under the guarantee agreement.

iii.	Guarantor becomes insolvent or incapable to perform its obligation under the guarantee agreement.

10. 3 Any of the following on the part of Mortgagor without new guarantee agreement approved by Lender constitutes breaches of this agreement

i.	Mortgagor does not purchase property insurance for the mortgaged property or Mortgagor use the proceeds obtained in violation of the mortgage agreement.

ii.	The mortgaged property is damaged due to the behavior of the third person, and the mortgagor dispose the payment of damages in violation of the mortgage agreement.

iii.	Mortgagor disposes the mortgaged property without Lender’s written consent

10.4 Breaches on the part of Borrower based on certain conducts on the part of Borrower regarding certain lien.

10.5 Remedies for Lender

i.
In the event of breaches of this agreement by Borrower, Lender can declare the entire outstanding principal balance of the loan, together with all accrued but unpaid interest immediate due and payable, or stop disbursement of the loan.

ii.	Lender can foreclose the mortgaged properties subject to the mortgage.

iii.	Lender can increase interest rate at the event of Borrower’s default as set forth in this agreement.

11.  Reserved

12.  Choice of forum

12.1 Dispute arising from this agreement shall be adjudicated by the court in the jurisdiction where Lender domiciles.

13.  Effectiveness, Modification and Termination of the Agreement

14.  There are 5 copies of this agreement.

15.  Representation and warranties of the Lender

Jinzhou Halla Electrical Equipment Co.Ltd.
/s/ Yuncong Ma
Seal

China Construction Bank
/s/ Yun Zhao
Seal